SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2003

GENUINE PARTS COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	001-05690	58-0254510

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 Circle 75 Parkway, Atlanta, GA 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 953-1700

(Registrant’s Telephone Number, including Area Code)

SIGNATURE
INDEX TO EXHIBITS
EX-99.1 PRESS RELEASE DATED NOVEMBER 17, 2003

Item 5. Other Events and Regulation FD Disclosure.

     The Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of 29.5 cents per share on the Company’s common stock.

     The dividend is payable January 2, 2004 to shareholders of record December 5, 2003.

     In addition, the Board of Directors elected Wendy Beale Needham as a new Director of the Company. Ms. Needham recently retired after 20 years of service in the automotive aftermarket in various research positions.

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Genuine Parts Company, dated November 17, 2003, reporting Genuine Parts Company dividend payable January 2, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUINE PARTS COMPANY

	By:	/s/ Jerry W. Nix
Name: Jerry W. Nix Title: Executive Vice President – Finance (Principal Financial Officer)

Date: November 17, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated November 17, 2003.